Board Group V
6/1/07-9/30/07

Rule 10f-3 –*Summary*
(Affiliated Underwriters)

Fund	Manager Firm	Are there applicable transactions to report? If Yes, detail attached from Manager	IF YES, Certification attached from Manager that all transactions are in compliance with board-approved procedure	Total Value of Securities Purchased by Fund from Syndicate with an Affiliated Underwriter (% of total net assets)	Primary Portfolio Manager
Money Market Funds					
Dreyfus Money Market Reserves	Dreyfus	No			Patricia A. Larkin
Dreyfus U.S. Treasury Reserves	Dreyfus	No			Patricia A. Larkin
Municipal Money Market Funds					
Dreyfus BASIC CA Municipal MM Fund	Dreyfus	No			Joseph Irace
Dreyfus BASIC MA Municipal MM Fund	Dreyfus/Mellon	No			John F. Flahive
Dreyfus BASIC NY Municipal MM Fund	Dreyfus	No			Joseph Irace
Dreyfus Municipal Reserves	Dreyfus	No			Joseph Irace
Balanced Funds					
Dreyfus Premier Balanced Fund	Dreyfus/Standish/TBCAM	Yes	V	0.41%	Catherine Powers & John B. Jares
Dreyfus Tax Managed Balanced Fund	Dreyfus/Fayez	No			Joseph Darcy & Fayez S. Sarofim
Fixed Income Funds					
Dreyfus Bond Market Index Fund	Dreyfus/Standish	No			Robert Bayston
Dreyfus High Yield Strategies Fund	Dreyfus/Standish	No			David Bowser & Karen Bater
Dreyfus Premier International Bond Fund	Dreyfus/Standish	Yes	V	0.49%	Thomas Fahey
Dreyfus Premier Limited Term High Yield Fund	Dreyfus/Standish	No			David Bowser & Karen Bater
Dreyfus Premier Limited Term Income Fund	Dreyfus/Standish	Yes	V	0.36%	Christopher M. Pellegrino
Dreyfus Premier Managed Income Fund	Dreyfus/Standish	Yes	V	0.79%	Kent J. Wosepka
Dreyfus Premier Strategic Income Fund	Dreyfus/Standish	Yes	V	1.91%	Kent J. Wosepka
Equity Funds					
Dreyfus BASIC S&P 500 Stock Index Fund	Dreyfus/ MEA	No			Thomas J. Durante
Dreyfus Disciplined Stock Fund	Dreyfus/TBCAM	No			Sean P. Fitzgibbon
Dreyfus Premier Core Equity Fund	Fayez	No			Fayez S. Sarofim
Dreyfus Premier Core Value Fund	Dreyfus/TBCAM	No			Brian C. Ferguson
Dreyfus Premier Equity Income Fund	Dreyfus/ MEA	No			Jocelin A. Reed
Dreyfus Premier Large Company Stock Fund	Dreyfus/TBCAM	No			Sean P. Fitzgibbon
Dreyfus Premier Midcap Stock Fund	Dreyfus/MEA	No			John R. O'Toole
Dreyfus Premier Small Cap Value Fund	Dreyfus/MEA	No			Adam T. Logan
Dreyfus Premier Tax Managed Growth Fund	Fayez	No			Fayez S. Sarofim